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                                                                    EXHIBIT 10.6

                            ASSET PURCHASE AGREEMENT

         Agreement entered into on December 8, 1997, between NationsRent of Ohio, Inc., a Delaware corporation (the "Buyer"), and R. and R. Rental, Inc., an Ohio corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets and assume certain of the liabilities of the Seller in return for cash and a promissory note.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         SS.1.      DEFINITIONS.

         "Acquired Assets" means all right, title, and interest in and to those assets of the Seller relating to the Business including without limitation those items of tangible and intangible personal property including Rental Equipment and Inventory, and all those other assets of the Seller used in the Business (such as machinery, equipment, materials, supplies, furniture, automobiles, trucks, tractors, trailers, leases, subleases and rights thereunder, agreements, contracts, accounts, notes, and other receivables, the right to use the name "R. and R. Rental" or any variation thereof, claims, prepayments, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment, franchises, assignable approvals, assignable permits, assignable licenses, orders, assignable registrations, assignable certificates, and other similar rights obtained from governments and governmental agencies that are assignable, books, records, ledgers, files, documents, correspondence, and lists), all as set forth in Schedule A attached hereto; provided, however, that the Acquired Assets shall not include any Excluded Assets.

         "Adjustment" has the meaning set forth in ss.2(c) below.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

         "Approved Operations" has the meaning set forth in ss.5(h) below.

         "Assumed Liabilities" means the Liabilities of the Seller and any of the Seller's obligations assumed by the Buyer under any leases, contracts, agreements or commitments relating to the conduct of the Business, all as set forth in Schedule B attached hereto.

         "Business" means the sales and rental business of the Seller.


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         "Buyer" has the meaning set forth in the preface above.

         "Buyer's Disclosure Schedule" has the meaning set forth in ss.4 below.

         "Buyer Note" has the meaning set forth in ss.2(c) below.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments).

         "Closing" has the meaning set forth in ss.2(f) below.

         "Closing Date" has the meaning set forth in ss.2(f) below.

         "Confidential Information" means any information concerning the Business that is not already generally available to the public.

         "Enforceability Exceptions" means the exceptions that enforceability may be limited by applicable bankruptcy, insolvency or other similar laws from time to time in effect which affect the enforcement of creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         "Excluded Assets" means (i) all Cash, (ii) the corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (iii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (iv) the Facilities Real Estate, (v) the Seller's Tax returns, financial statements and supporting schedules and work papers, and (vi) any rights of indemnity with respect to Liabilities which are not Assumed Liabilities.

         "Facilities Real Estate" means, collectively, the Seller's real property leasehold interests relating to its two facilities located at (A) 3663 Pearl Road, Medina, Ohio and (B) 5162 Akron-Cleveland Road, Peninsula, Ohio.

         "Financial Statements" has the meaning set forth in ss.3(g) below.

         "Indemnified Party" has the meaning set forth in ss.7(d) below.

         "Indemnifying Party" has the meaning set forth in ss.7(d) below.

         "Interim Balance Sheet" means the balance sheet contained within the Interim Financial Statements.





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         "Interim Financial Statements" has the meaning set forth in ss.3(g)
below.

         "Interim Fiscal Month End" has the meaning set forth in ss.3(g) below.

         "Inventory" means all equipment and other items of the Seller held for retail sale by the Seller to its customers.

         "Leases" has the meaning set forth in ss.2(d) below.

         "Lessor" means Ries, the owner of the Facilities Real Estate and the lessor under the Leases.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "NationsRent" means NationsRent, Inc., the parent company of the Buyer.

         "NationsRent Statements" has the meaning set forth in ss.4(d).

         "Ordinary Course of Business" means the ordinary course of the Business consistent with past custom and practice.

         "Parties" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Purchase Price" has the meaning set forth in ss.2(c) below.

         "Rental Equipment" means all machinery, equipment, tools, supplies, and other similar tangible personal property of the Seller held for rental by the Seller to its customers.

         "Ries" means Donald P. Ries, an individual residing in the State of Ohio.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other secured interest.

         "Seller" has the meaning set forth in the preface above.

         "Seller's Disclosure Schedule" has the meaning set forth in ss.3 below.


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         "Seller's Knowledge" means actual knowledge of the Stockholder after reasonable investigation including without limitation discussions with all officers and all persons functioning in a supervisory and/or managerial capacity with respect to the Business.

         "Stockholder" means Ries, the sole legal and beneficial shareholder of all of the outstanding shares of the Seller.

         "Subsidiary" means any corporation with respect to which the Seller (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Third Party Claim" has the meaning set forth in ss.7(d) below.

         SS.2.    BASIC TRANSACTION.

         (A) PURCHASE AND SALE OF ACQUIRED ASSETS. On and subject to the terms and conditions of this Agreement, at the Closing the Buyer will purchase from the Seller, and the Seller will sell, assign, transfer, convey, and agree to deliver to the Buyer, all of the Acquired Assets for the consideration specified below in this ss.2.

         (B) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, at the Closing the Buyer agrees to assume and become responsible for all of the Assumed Liabilities. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

         (C) PURCHASE PRICE. The Buyer hereby agrees to pay to the Seller a purchase price of Eight Million Dollars ($8,000,000.00) (the "Purchase Price") by delivering on the Closing Date: (i) cash in the amount of Six Million Dollars ($6,000,000.00), subject to the Adjustment (defined below), if any, by wire transfer or delivery of other immediately available funds acceptable to the Seller; and (ii) a duly executed promissory note issued by NationsRent (the "Buyer Note") in the form of Exhibit A attached hereto in the original principal amount of Two Million Dollars ($2,000,000.00); provided, however, that the cash portion of the Purchase Price shall be, if applicable, adjusted (A) down dollar for dollar in the amount, if any, by which the book value of the Acquired Assets as of the date hereof, disregarding depreciation applicable in the Ordinary


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Course of Business with respect to the Acquired Assets from October 1, 1997 through the date hereof, is less than Six Million One Hundred Twenty-Two Thousand Dollars ($6,122,000.00) or (B) up dollar for dollar in the amount, if any, by which the book value of the Acquired Assets as of the date hereof, disregarding depreciation applicable in the Ordinary Course of Business with respect to the Acquired Assets from October 1, 1997 through the date hereof, is greater than Six Million Five Hundred Twenty-Two Thousand Dollars ($6,522,000.00) (the "Adjustment"). Immediately prior to the Closing, the Seller and the Buyer shall agree upon the book value of the Acquired Assets as of the Closing Date, disregarding depreciation applicable in the Ordinary Course of Business with respect to the Acquired Assets from October 1, 1997 through the date of the Closing, and such agreed upon book value shall be set forth on Schedule G attached hereto and initialed by the Parties.

         (D) LEASE OF FACILITIES REAL ESTATE. At the Closing, the Buyer and the Lessor shall enter into one or more lease agreements in the form of Exhibit B attached hereto with respect to the Facilities Real Estate (the "Leases").

         (E) ALLOCATION. The Seller and the Buyer agree to allocate the Purchase Price among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule C and further agree to sign and file a Form 8594 "Asset Acquisition Statement" under Section 1060 of the Internal Revenue Code with respect to the transaction contemplated by this Agreement that reflects the amounts set forth in said Schedule C.

         (F) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Squire, Sanders & Dempsey L.L.P. in Columbus, Ohio commencing at 10:00 a.m. local time on December 10, 1997 or such other date and time as the Parties may mutually determine (the "Closing Date").

         (G) DELIVERIES. At the Closing (i) the Seller shall deliver to the Buyer the various certificates, instruments, and documents as required herein and as otherwise reasonably requested by the Buyer and its counsel; (ii) the Buyer shall deliver to the Seller the various certificates, instruments, and documents as required herein and as otherwise reasonably requested by the Seller and its counsel; (iii) the Seller shall execute, acknowledge (if appropriate), and deliver to the Buyer such instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer shall execute, acknowledge (if appropriate), and deliver to the Seller such instruments of assumption as the Seller and its counsel reasonably may request;
(v) the Seller shall deliver to the Buyer an Agreement with the Stockholder relating to non-compete and confidentiality in the the form of Exhibit C attached hereto; and (vi) the Buyer shall deliver to the Seller the Purchase Price as specified in ss.2(c) above.

         SS.3.    REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller
represents and warrants to the Buyer that, except as set forth in the disclosure schedule of the Seller to be attached to this Agreement and initialed by the Parties at the Closing (the "Seller's Disclosure Schedule"), the statements contained in this ss.3 shall be correct and complete as of the Closing Date. The Seller's


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Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered paragraphs contained in this ss.3.

         (A) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (B) AUTHORIZATION OF TRANSACTION. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and the Seller's Stockholder has duly authorized the execution, delivery and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except for the Enforceability Exceptions.

         (C) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, (ii) violate any provision of the articles of incorporation or regulations of the Seller, or
(iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of the Acquired Assets are subject (or result in the imposition of any Security Interest upon any of the Acquired Assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

         (D) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (E) TITLE TO ACQUIRED ASSETS. The Seller has and hereby transfers to the Buyer good and marketable title to, or a valid leasehold interest in, the items of tangible personal property included in the Acquired Assets free and clear of all Security Interests.

         (F)      SUBSIDIARIES. The Seller has no Subsidiaries.

         (G) FINANCIAL MATTERS. Attached hereto as Schedule D are the following financial statements for the Seller (collectively, the "Financial Statements"): (i) compiled balance sheets and statements of income, as of and for the fiscal year ended December 31, 1996, and (ii) compiled balance sheets and statements of income (the "Interim Financial Statements") as of and for the nine months ended September 30, 1997 (the "Interim Fiscal Month End"). The Financial Statements (including the notes, if any, thereto) present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods and in all material


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respects are consistent with the books and records of the Seller (which books and records in all material respects are correct and complete).

         (H) UNDISCLOSED LIABILITIES. To Seller's Knowledge, the Seller has no Liability relating to the Business (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any such Liability), except for Liabilities which have arisen after the Interim Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (I) LEGAL COMPLIANCE. To Seller's Knowledge, the Seller has complied with and is not in violation of any applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and any relevant agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

         (J) CONDUCT OF BUSINESS; NO ADVERSE CHANGE. Since the Interim Fiscal Month End, the Seller has (i) operated the Business in the Ordinary Course of Business and not made or obligated itself to make any acquisition or disposition other than in the Ordinary Course of Business, (ii) caused the Business to function in a good and efficient manner in keeping with past practices and (iii) operated the Business in such a way as to avoid any material adverse effect upon the Business or the operations of the Business or the good name, good will and reputation of the Business. To Seller's Knowledge, since the Interim Fiscal Month End, there has not been any material adverse change in the Business or the financial condition, operations, results of operations, or future prospects of the Business. Without limiting the generality of the foregoing, since the Interim Fiscal Month End:

                  (A) the Seller has not imposed any Security Interest upon any of the Acquired Assets; and

                  (B) the Seller has not made any material change in the manner of business or operations of the Business (including without limitation any sale or liquidation of any assets of the Business other than in the Ordinary Course of Business).

         (K) INVENTORY. Paragraph (k) of the Seller's Disclosure Schedule lists all Inventory, which Inventory is being purchased "AS IS" and carries with it any and all implied and/or express warranties of the manufacturer thereof. To Seller's Knowledge, the quantities of each item of Inventory are not excessive, but are reasonable in the present circumstances of the Business.

         (L) CONTRACTS. Paragraph (l) of the Seller's Disclosure Schedule lists all contracts, including the following contracts and other agreements, to which the Seller is a party:


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                  (i)      any agreement (or group of related agreements) for
         the lease of personal property to or from any Person providing for lease payments in excess of $3,000.00 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of machinery, equipment or supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $5,000.00;

                  (iii) any agreement where Seller is involved in a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which the Seller has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000.00 or under which the Seller has imposed a Security Interest on any of the Acquired Assets;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $5,000.00 or providing severance benefits; and

                  (vii) any other agreement (or group of related agreements) the performance of which involves consideration over the term thereof in excess of $5,000.00.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Paragraph (l) of the Seller's Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement, if any, referred to in Paragraph (l) of the Seller's Disclosure Schedule. With respect to each such agreement, to Seller's Knowledge: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect;
(B) the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above) will not prevent the agreement from continuing to be legal, valid, binding, enforceable, and in full force and effect on identical terms; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (M) LITIGATION. Paragraph (m) of the Seller's Disclosure Schedule sets forth each instance in which the Seller or any of its Affiliates (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge which materially affects or could materially affect the Business or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator which materially affects


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or could materially affect the Business. To Seller's Knowledge, none of the actions, suits, proceedings, hearings, and investigations set forth in Paragraph
(m) of the Seller's Disclosure Schedule could result in any material adverse change in the Business or the financial condition, operations, results of operations, or future prospects of the Business. To Seller's Knowledge, neither the directors nor the officers (and employees with responsibility for litigation matters) of the Seller has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller or any of its Affiliates.

         (N) WARRANTIES. The Inventory being sold to Buyer hereunder or that has been sold or delivered by the Seller prior to the Closing includes any and all warranties of the manufacturers of such items and any applicable implied warranties of merchantability, and the Rental Equipment being sold to Buyer hereunder or that has been rented and delivered by the Seller prior to the Closing includes no warranties, express or implied, other than an offer to replace or substitute for such item of Rental Equipment if it fails to perform while being leased/rented by customers of the Seller. Paragraph (n) of the Seller's Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Seller (containing any applicable guaranty, warranty, and indemnity provisions).

         (O) PRODUCT LIABILITY. To Seller's Knowledge, the Seller has no Liability (and, to Seller's Knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any Inventory or Rental Equipment sold, leased, or delivered by the Seller.

         (P) RENTAL EQUIPMENT. All Rental Equipment is in working condition and adequate for its intended use, subject to normal wear and tear, and has been maintained in accordance with normal industry practice. All such Rental Equipment has been depreciated for book purposes on a straight line basis. To Seller's Knowledge, the quantities of each item of Rental Equipment are not excessive, but are reasonable in the present circumstances of the Business.

         (Q) DISCLOSURE. The representations and warranties contained in this ss.3 do not contain any material untrue statement of fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.3 not materially misleading.

         SS.4.    REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer
represents and warrants to the Seller that, except as set forth in the disclosure schedule of the Buyer to be attached to this Agreement and initialed by the Parties at the Closing (the "Buyer's Disclosure Schedule"), the statements contained in this ss.4 shall be correct and complete as of the Closing Date. The Buyer's Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered paragraphs contained in this ss.4.

         (A) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.


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         (B)      AUTHORIZATION OF TRANSACTION. The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Buyer has duly authorized the execution, delivery and performance of this Agreement by the Buyer. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except for the Enforceability Exceptions.

         (C) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject, (ii) violate any provision of the certificate of incorporation or the by-laws of the Buyer, or
(iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

         (D) NATIONSRENT STATEMENTS. Attached hereto as Schedule E are certain financial statements of NationsRent (collectively, the "NationsRent Statements"). The NationsRent Statements (including the notes, if any, thereto) present fairly the financial condition of NationsRent as of such dates and the results of the operations of NationsRent for such periods and in all material respects are consistent with the books and records of NationsRent (which books and records in all material respects are correct and complete).

         (E) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         SS.5.    POST-CLOSING COVENANTS. The Parties agree as follows with
respect to the period following the Closing.

         (A) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.7 below). The Seller acknowledges and agrees that from and after the Closing the Buyer shall be entitled upon reasonable advance notice to review all documents, books, records (including Tax records), agreements, and other relevant information of the Seller relating to the Business. The Buyer


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acknowledges and agrees that from and after the Closing the Seller shall be entitled upon reasonable advance notice to have access to the relevant computers and computer systems and relevant books and records of the Buyer relating to the Business, and such assistance from the Buyer's employees as may be required, for the purpose of permitting the Seller to satisfy any financial or Tax reporting requirements and to obtain customer collection information for payment of pre-Closing commissions.

         (B) LITIGATION SUPPORT. Excepting disputes between the Parties, in the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller and its Affiliates, the other Party shall cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.7 below).

         (C)      TRANSITION. The Seller shall change its name to remove "R. and
R. Rental" from its name within thirty (30) days after the Closing. Also, the Seller shall refer all customer inquiries relating to the Business to the Buyer from and after the Closing.

         (D) CONFIDENTIALITY. The Seller shall treat and hold as confidential all of the Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller shall notify the Buyer promptly of the request or requirement so that the Buyer, at its expense, may seek an appropriate protective order or waive compliance with the provisions of this ss.5(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of its counsel, compelled to disclose any Confidential Information, the Seller may disclose the Confidential Information; provided, however, that the Seller shall use its best efforts to obtain, at the reasonable request of the Buyer and at the Buyer's expense, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall reasonably designate.

         (E) COVENANT NOT TO COMPETE. For a period of five years from and after the Closing Date, neither the Seller nor any of its Affiliates (which for the purposes of this ss.5(e) only shall not include Stein, Inc. or any Affiliates of Stein, Inc.) shall engage directly or indirectly in any business similar to the Business of the Seller as of the Closing Date in any area within a 250-mile radius of the Facilities Real Estate; provided, however, that ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this ss.5(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (F) SALES TAXES. The Buyer shall be responsible for any and all sales Taxes incurred as a result of the transactions contemplated by this Agreement.

         (G)      EMPLOYEE OBLIGATIONS; CONTINUATION OF EMPLOYEE HEALTH
INSURANCE.

                  (i) Each employee of the Seller as of the Closing Date and all of the obligations of the Seller to each such employee for accrued vacation and other such benefits which shall be assumed by the Buyer and shall survive the Closing are set forth in Schedule F hereto.

                  (ii) The Buyer shall hire, at will or otherwise and on such terms as are determined by the Buyer in its sole discretion, (A) as of the Closing Date, all salaried and hourly employees of the Seller who are actively employed by the Seller immediately prior to the Closing Date, and (B) at the expiration of their leaves of absence, all salaried and hourly employees of the Seller on disability, pregnancy, military or other approved leaves of absence from the Seller immediately prior to the Closing Date; provided, however, that the Buyer shall have no obligation to continue for any period of time the employment of any such person so hired by the Buyer.

                  (iii) The Buyer shall provide health benefits on an uninterrupted basis to the Seller's employees identified on Schedule F hereto.

         SS.6.    CONDITIONS TO OBLIGATION TO CLOSE. The Closing of this
Agreement and of the transactions contemplated herein shall be subject to the preparation and delivery of the Buyer's Disclosure Schedule, the Seller's Disclosure Schedule, the Schedules and the Exhibits required hereunder, all of which shall be in form and substance mutually agreeable to the Parties.

         SS.7.    REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (A)      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

         Subject to the limitations contained herein, the representations, warranties and covenants of the Buyer and the Seller contained in this Agreement shall survive the Closing and continue in full force and effect until expiration of the second (2nd) anniversary of the Closing. After such expiration, any claim by a Party hereto based upon a breach of any such representation, warranty or covenant shall be of no further force and effect, except to the extent a Party has asserted a reasonable claim for any such breach prior to such expiration, in which event any representation, warranty or covenant to which such claim relates shall survive with respect to such claim until such claim is resolved.

         (B)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                  (i) In the event that the Seller breaches any of its representations, warranties, and covenants contained in this Agreement, the Seller agrees to indemnify the Buyer from and against any losses the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                  (ii) The Seller agrees to indemnify the Buyer from and against any losses the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                           (A) any Liability of the Seller for unpaid Taxes, with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date) including without limitation any Taxes assessed as a result of any audit of the Seller; and

                           (B) any other Liability of the Seller which is not an Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law).

         (C)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER.

                  (i) In the event that the Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, the Buyer agrees to indemnify the Seller from and against any losses the Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                  (ii) The Buyer agrees to indemnify the Seller from and against any losses the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Buyer's operation of the Seller's Business at any time after Closing and for any Assumed Liability.

         (D)      MATTERS INVOLVING THIRD PARTIES.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification (a "Third Party Claim") against the other Party (the "Indemnifying Party") under this ss.7, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party shall indemnify the Indemnified Party from and against any losses the Indemnified Party may suffer resulting from, arising out of, relating to, or caused by the Third Party Claim,
         (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, and
         (C) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. Each Party agrees that the counsel representing the other Party with respect to this Agreement is reasonably satisfactory for purposes of defending a Third Party Claim hereunder.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.7(d)(ii) above,
         (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnified Party shall consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim seeking only money damages negotiated by the Indemnifying Party.

                  (iv) In the event any of the conditions in ss.7(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party shall remain responsible for any losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.7.

         (E)      OTHER INDEMNIFICATION PROVISIONS.

                  (i) The rights of the Parties hereto for indemnification shall be their sole and exclusive rights with respect to any and all claims arising out of a breach of the representations, warranties and covenants contained in this Agreement.

                  (ii) No right of indemnification may be asserted hereunder until an Indemnified Party's aggregate claims exceed $40,000 and then only to the extent such Indemnified Party's aggregate claims exceed $40,000.

         SS.8.      MISCELLANEOUS.

         (A) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (B) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

         (C) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (D) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (E) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (F) NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:                  Copy to:

         R. and R. Rental, Inc.             Buckingham, Doolittle & Burroughs
         1929 East Royalton Road            A Legal Professional Association
         Broadview Heights, Ohio  44147     50 S. Main Street
         Attn:  James Conlon                P.O. Box 1500
                                            Akron, Ohio 44309
                                            Attn:  Robert W. Malone, Esq.

         If to the Buyer:                   Copy to:

         NationsRent, Inc.                  Squire, Sanders & Dempsey L.L.P.
         50 West Broad Street               1300 Huntington Center
         Suite 3100                         41 South High Street
         Columbus, Ohio 43215               Columbus, Ohio 43215
         Attn:    Jeffrey E. Levine         Attn: Patrick J. Dugan, Esq.
                  Vice President

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (G) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Ohio.

         (H) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (I) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (J) EXPENSES. Each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (K) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (L) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (M) SPECIFIC PERFORMANCE. The Seller acknowledges and agrees that the Buyer would be damaged irreparably in the event any of the provisions of ss.5(c), (d) or (e) of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Seller agrees that the Buyer shall be entitled to, notwithstanding the provisions of ss.8(n) below, an injunction or injunctions to prevent breaches of ss.ss.5(c), (d) or (e) of this Agreement and to enforce specifically the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Seller and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         (N) SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Ohio in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                            NATIONSRENT OF OHIO, INC.


                                            By:  /s/ Jeffrey E. Levine
                                                -------------------------------

                                            Name:  Jeffrey E. Levine
                                                 ------------------------------
                                            Title:    Vice President
                                                  -----------------------------



                                            R. AND R. RENTAL, INC.



                                            By:   /s/ Donald P. Ries
                                                -------------------------------

                                            Name:   Donald P. Ries
                                                 ------------------------------

                                            Title:     President
                                                 ------------------------------

                      AMENDMENT TO ASSET PURCHASE AGREEMENT

         This is an amendment ("Amendment") to the Asset Purchase Agreement ("Agreement") dated December 8, 1997, by NationsRent of Ohio, Inc., a Delaware corporation ("Buyer") and R. and R. Rental, Inc., an Ohio corporation ("Seller").

         WHEREAS, the Buyer and the Seller wish to amend the Agreement as follows:

         1. Section 1 of the Agreement shall be amended to include in the appropriate alphabetical placement the following term and definition:

                           "'Indemnification Ending Date' has the meaning set forth in ss.7(a) below."

         2. The definition of Excluded Assets in ss.1 of the Agreement shall be amended to include the marked changes as follows:

                           "means (i) all Cash, (ii) the corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (iii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (iv) the Facilities Real Estate, (v) the Seller's Tax returns, financial statements and supporting schedules and work papers,
                           (vi) any rights of indemnity with respect to Liabilities which are not Assumed Liabilities, and
                           (vii) any stock held by the Seller."

         3. Section 2(e) of the Agreement is amended to read in its entirety as follows:

                           "(E) ALLOCATION. For purposes of this Agreement, the Seller is allocating the Purchase Price among the Acquired Assets in accordance with the allocation schedule attached hereto as Schedule C. To the extent the Buyer uses a different allocation for any purpose which results in any losses to the Seller, the Buyer shall indemnify the Seller therefore pursuant to ss.7 as if the Buyer had agreed herein to follow such allocation."

         4. Section 3 of the Agreement shall be amended to add a new subsection (r) at the end thereof as follows:

                           "(R) RETURNS; TAXES PAID. The Seller has filed all Tax returns and reports required to be filed by it, including without limitation returns for all applicable federal, state and local income, franchise, sales, use, property, employment excise and other Taxes. The Seller has paid all Taxes, interest and penalties required to be paid pursuant to said returns or otherwise required to be paid by it. There is no Tax audit or examination now pending (or, to Seller's Knowledge, threatened) with respect to the Seller. All Taxes and assessments which the Seller was or is required by law to withhold or collect have been and are being withheld or collected by it and have been and are being paid over to the proper governmental authorities or are being held by the Seller for such payment. The Seller has not waived or extended any applicable statute of limitations relating to the assessment of any Tax."

         5.       Section 4(d) of the Agreement shall be amended as follows:

                           "(D)     NATIONSRENT NET WORTH. The net worth of
                           NationsRent is not less than $15,000,000.00."

         6. Section 5 of the Agreement shall be amended to add a new subsection (h) at the end thereof as follows:

                           "(H)     NATIONSRENT NET WORTH. The net worth of
                           NationsRent shall at all times hereafter be not less than $15,000,000.00. The Buyer shall cause NationsRent to furnish to the Seller, not less frequently than semi-annually, a then-current balance sheet of NationsRent."

         7. Section 7(a) of the Agreement shall be amended to read in its entirety as follows:

                           "(A)     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                           COVENANTS.

                                    Subject to the limitations contained herein,
                           the representations, warranties and covenants of the Buyer and the Seller contained in this Agreement shall survive the Closing and continue in full force and effect until expiration of the Indemnification Ending Date (as defined below). After such expiration, any claim by a Party hereto based upon a breach of any such representation, warranty or covenant shall be of no further force and effect, except to the extent a Party has asserted a reasonable claim for any such breach prior to such expiration, in which event any representation, warranty or covenant to which such claim relates shall survive with respect to such claim until such claim is resolved. For purposes of this Agreement, "Indemnification Ending Date" means the expiration of the tenth (10th) anniversary of the Closing with respect to the covenant in ss.2(e), the expiration of the third (3rd) anniversary of the Closing with respect to the representations, warranties and covenants in ss.4(d) and ss.5(h), and the expiration of the second (2d) anniversary of the Closing with respect to all other representations, warranties and covenants."

         8. Section 7(e)(ii) shall be amended to include the marked changes as follows:

                           "Except with respect to any right of indemnification asserted under ss.2(e) and/or ss.7(b)(ii)(A), no right of indemnification may be asserted hereunder until an Indemnified Party's aggregate claims exceed $40,000 and then only to the extent such Indemnified Party's aggregate claims exceed $40,000."

         9. The parties hereto agree that Schedule E to the Agreement has been intentionally omitted.

         Any references in the Agreement to any sections amended by this Amendment are hereby deemed to refer to those sections as amended hereby. The Agreement shall, except as provided above, remain unchanged and continue in full force and effect. All capitalized terms used in this Amendment without definition shall have the respective meanings set forth in the Agreement.

         This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of December 10, 1997.

BUYER:  NationsRent of Ohio, Inc.            SELLER:  R. and R. Rental, Inc.:

By:  /s/ Jeffrey E. Levine                   By:   /s/ Donald P. Ries
    ---------------------------------            ------------------------------
Name:  Jeffrey E. Levine                     Name:   Donald P. Ries
     --------------------------------             -----------------------------
Its:       Vice President                    Its:        President
     --------------------------------             -----------------------------